MANAS Petroleum Corp.
Bahnhofstr. 9
CH-6341 Baar

MANAS Petroleum Corp. • Bahnhofstr. 9 • CH-6341 Baar

Telefon 0041-(0)44-7181030
Telefax 0041-(0)44-7181039
e-Mail info@manaspete.com

# CONSULTING FRAME CONTRACT

As of February 1st, 2009

between

MANAS PETROLEUM CORPORATION
("MANAS")

and

VARUNA AG
HEINZ JÜRGEN SCHOLZ
BAHNHOFSTRASSE 9
6341 BAAR
( "Consultant")

together „parties“

# Contents

## Overview

This frame contract describes the provision of services resulting in deliverables provided by the consultant for the company.

Integral part of the contract is task orders. A template is provided in the annex. If there is a discrepancy between this contract and the task order signed, this contract is to be used.

## Deliverables

Are described in Annex A – Task Orders.

## Timeline

The parties agree upon a timeline for the provision of the deliverables including a beginning and an end as well as milestones.

## Change of contract

Both parties can propose at any time changes of the task orders. The consultant informs Manas within 10 days after receipt of the change proposition. Or Manas informs the consultant within 10 days after the receipt of the change. Following is part of the change proposition:

- Effect on Deliverables;
- Change on deadlines
- Information regarding suspension of task

Manas decides and informs the consultant within 10 days after receipt of the change proposition if it is accepted.

## Obligation for executive care

The consultant is obliged to take care for the execution of tasks respecting all of Manas regulations, instructions including industry standard HSE regulations.

## Obligation to inform

The consultant documents all services and informs Manas on a regular basis about the status. The consultant informs Manas immediately, if there are any obstacles effecting the timeline, deliverables or costs (not relevant in case of fixed cost arrangement).

# Compensation

## Coverage

The parties agree upon a compensation as described in the task order. This can be either fixed price arrangement or a time and material arrangement. In case of a time and material arrangement the consultant will inform Manas, when 80% of the defined cost estimate is used up.

## Fixed price arrangement

Fixed price arrangements include all services and deliverables excluding expenses. Payment by installments are described within the payment plan in the attached task order.

## Time and Material

The parties agree upon a  fixed cost arrangement of US$ 15,000 per month, excluding VAT.

One day consists of 8.4 working hours. Additional hours worked within one day are covered in the daily rate. In case the working hours of one day are less than 8.4 hours a pro rate invoicing will be made.

## Payment terms

All rates are excluding VAT which will be added to the fee. Additional taxes, insurances, social insurance or other duties are paid by the consultant. No compensation is made by the company for illness, military service, holiday, no additional charges are made for work at weekend, night work etc.

All travel time exceeding 2 hours of travel is fully compensated as working hours.

The consultant writes a monthly invoice, payment is due within 30 days. The invoice includes a list of the days worked and a brief summary of the deliverables.

## Expenses

Expenses are covered by Manas. Hotels and Flights are arranged by Manas. Generally economy flights within Europe, flights to destinations outside of Europe will be business, if not arranged otherwise between the parties. Expense regulation of Manas will be applied in all other cases.

# Working materials and infrastructure

Working materials such as Computer, Telephone etc.  are provided by the Manas. Upon separate agreement between the parties the consultant may use the office infrastructure of Manas.

# General Regulations

## *Contract duration and termination*

This contract is valid after signing of both parties. This contract or task orders can be terminated within 90 days notice period by both parties, however not before the February 28, 2010. If not defined otherwise, with a termination of this contract all annexes of this contract are terminated as well.

In case of a fixed price agreement a pro rate invoicing of the services delivered up to the termination will be made.

In case of bankruptcy of one of the parties the contract can be terminated immediately.

## *Assignments*

In case of a change of control, Manas may assign all duties and rights of this contract to a third party without written approval of the consultant.

## *Jurisdiction*

Jurisdication is Baar, Switzerland.

Place, Date

„Consultant"

Horgen, February 1, 2009

/s/ Heinz Jürgen Scholz

Heinz Jürgen Scholz

Place, Date

„Manas"

Baar, February 1, 2009

/s/ Erik Herlyn

Erik Herlyn

Annex A: Task Order

**MANAS**
**Petroleum Corp.**

MANAS Petroleum Corp.
Bahnhofstr. 9
CH-6341 Baar

MANAS Petroleum Corp. • Bahnhofstr. 9 • CH-6341 Baar

Telefon 0041-(0)44-7181030
Telefax 0041-(0)44-7181039
e-Mail info@manaspete.com

## Annex A: Task order
## Task order Nr. 001 of contract as of February 1st, 2009

This Task order is part of a consulting frame contract between Manas Petroleum Corporation and Heinz Jürgen Scholz.

1. **Project Name**

    - Consultancy on operative and management related matters

2. **Description of services:**

    - Operative and management expertise
    - Regular provision of consultancy upon request/need
    - Lobbying and negotiations with authorities and decision makers

3. **Place of delivery**

To be determined

5. **Duration of task order**

The task order for this contract is valid till February 28th, 2010.
If not terminated 30 days before February 28th 2010, the agreement continues to be valid.

7. **Key deliverables/deadline**

To be determined between the two parties

8. **Key participation of Manas**

Provision of all necessary information/documents and support upon request

9. **Payment term (please tick)**

    a. **Fixed cost agreement** ☐

    b. **Time and material, number of days capped at.......days** ☐

**10. Other agreements (if applicable)**

Fixed Cost Agreement - Monthly compensation of USD 15.000

Place and Date „Consultant"

Horgen, February 1, 2009

/s/ Heinz Jürgen Scholz

Heinz Jürgen Scholz

Place and Date „Manas"

Baar, February 1, 2009

/s/ Erik Herlyn

Erik Herlyn